Exhibit 10.10

STOCKHOLDERS AGREEMENT

OF

INFRASTRUX GROUP, INC.

This Stockholders Agreement (“Agreement”) is entered into as of this 12th day of December, 2007, by and among InfrastruX Group, Inc., a Washington corporation (the “Company”), InfrastruX Holdings, LLC, a Delaware limited liability company (together with any Affiliate transferee(s) of such company, the “Tenaska Stockholder”), and the Persons listed on the signature pages attached hereto (each individually, a “Management Stockholder,” and collectively, the “Management Stockholders”). These parties are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties.” The Tenaska Stockholder, together with (i) any Affiliate (as defined below) of the Tenaska Stockholder to which any Tenaska Stockholder may hereafter sell, assign, transfer, convey, pledge or otherwise dispose of (collectively, “Transfer”) any equity securities of the Company (the “Equity Securities”), including any shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”) and (ii) any Affiliates (as defined below) of the Tenaska Stockholder to which the Company may hereafter issue Equity Securities are sometimes collectively referred to herein as the “Tenaska Stockholders.” For purposes of this Agreement, “Affiliate” shall mean, with respect to any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature (each, a “Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended (the “Act”).

RECITALS:

WHEREAS, each of the Management Stockholders is an employee, executive officer or director of or consultant to the Company or one or more subsidiaries of the Company;

WHEREAS, the Company may hereafter issue to each Management Stockholder shares of Common Stock as a result of the settlement of stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) granted pursuant to the InfrastruX Group, Inc. 2007 Equity Incentive Plan (the “Equity Plan”) or any other employee benefit plan or stock purchase plan hereafter adopted by the board of directors of the Company (the “Board of Directors”) (each, a “Purchase Plan”);

WHEREAS, the Company may sell and a Management Stockholder may purchase shares of Common Stock not under any Purchase Plan or the Equity Plan (the “Purchased Shares”); and

WHEREAS, the Company, the Tenaska Stockholder and the Management Stockholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer by the Management Stockholders of the shares of Common Stock acquired upon settlement of SARs and RSUs (“Equity Plan Shares”), Purchased Shares and any

other shares now or hereafter issued or sold to any Management Stockholders (collectively, the “Restricted Securities”).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Restrictions on Transfers.

(a)    Except as otherwise expressly permitted by Section 1(b) or otherwise under this Agreement, the Management Stockholders shall not Transfer any Restricted Securities. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

(b)    Nothing in Section 1(a) shall prevent the Transfer of any Restricted Securities by any Management Stockholder to (i) the Company, the Tenaska Stockholder or any Affiliate of either; (ii) such Management Stockholder’s spouse, children or trusts for their benefit provided the Management Stockholder retains the sole and exclusive right to vote and dispose of any Restricted Securities transferred to the family member or trust; and (iii) upon a Management Stockholder’s death, the Management Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries.

(c)    Each Management Stockholder agrees that, as a condition precedent to any transfer described in Section 1(b), each transferee described in Section 1(b) (other than the Company, the Tenaska Stockholders or any Affiliate of any of them) shall deliver to the Company a copy of this Agreement signed by such transferee together with such other documentation as may be reasonably requested by the Company.

Section 2.    Rights to Repurchase Shares.

(a)    For a period of nine (9) months following the later of (i) the Termination of Directorship (as defined below) of any Management Stockholder who is a Director, the Termination of Consultancy (as defined below) of any Management Stockholder who is a consultant to the Company or its Subsidiaries (as defined below) or the Termination of Employment (as defined below) of any Management Stockholder who is an employee of the Company or its Subsidiaries (as defined below), (ii) the exercise, in accordance with the terms of the Equity Plan or the applicable SAR agreement issued thereunder, of all vested SARs (the “Vested SARs”) held by such Management Stockholder as of the time of such Management Stockholder’s Termination of Employment, Termination of Consultancy or Termination of Directorship, or (iii) the payment, in accordance with the terms of the Equity Plan or the applicable RSU agreement issued thereunder, of any vested RSUs (the “Vested RSUs,” and together with Vested SARS, the “Vested Awards”) held by such Management Stockholder as of the time of such Management Stockholder’s Termination of Employment, Termination of Consultancy or Termination of Directorship, the Company may elect, but shall not be required

(other than in the event of death as described below), to repurchase or to designate one or more Persons to purchase Restricted Securities held by such Management Stockholder or his or her successor in interest thereunder (“Call Right”). If the Termination of Employment, Termination of Consultancy or Termination of Directorship is by reason of death, the Management Stockholder by written notice to the Company given by the Management Stockholder’s executor or beneficiary in accordance with Section 8(g) of this Agreement not less than five (5) days prior to the last date on which the Call Right may be exercised by the Company, may cause at his/her election the Company to exercise its Call Right, and such exercise shall be mandatory and not discretionary. The Call Right shall be exercised by written notice (“Call Notice”) to the Management Stockholder given in accordance with Section 8(g) of this Agreement on or prior to the last date on which the Call Right may be exercised by the Company. Notwithstanding the foregoing, there shall be no right to repurchase a Management Stockholder’s Restricted Securities if there occurs a Termination of Directorship but such holder continues to be employed by the Company or one of its Subsidiaries. For purposes of this Agreement, “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder.

(b)    The repurchase price for Restricted Securities payable by the Company or its designee upon exercise of the Call Right (collectively referred to as the “Repurchase Price”) shall be as follows:

(i)    in the event of any Termination of Employment, Termination of Consultancy or Termination of Directorship by the Company or any of its Subsidiaries, as applicable, other than (A) for Cause (as defined below), or (B) by reason of the Management Stockholder’s resignation without Good Reason (as defined below), the Fair Market Value (as such term is defined in Section 2(f) below) of the Restricted Securities subject to the Call Right on the date of the Call Notice;

(ii)    in the event of any Termination of Employment, Termination of Consultancy or Termination of Directorship by the Company or any of its Subsidiaries, as applicable, for Cause, the lesser of (A) the Fair Market Value (as such term is defined in Section 2(f) below) of the Restricted Securities subject to the Call Right on the date of the Call Notice and (B) with respect to Purchased Shares, the aggregate price paid for any Purchased Shares by the Management Stockholder or, with respect to Equity Plan Shares, the Fair Market Value (as such term is defined in Section 2(f) below) of the Equity Plan Shares on the date such shares were delivered in settlement of the SAR or RSU applicable thereto; and

(iii)    in the event of any Termination of Employment, Termination of Consultancy or Termination of Directorship by the Company or any of its Subsidiaries, as applicable, by reason of resignation without Good Reason, ninety-five percent (95%) of the Fair Market Value (as such term is defined in Section 2(f) below) of the Restricted Securities subject to the Call Right on the date of the Call Notice.

(c)    For purposes of this Agreement, “Termination of Employment” shall mean the time when the employee-employer relationship between a Management Stockholder and the

Company, InfrastruX Holdings, LLC (“Parent”), a Subsidiary or a Joint Venture in which the Company or Parent controls the management (“Joint Venture”) is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement, but excluding a termination where there is a simultaneous reemployment by the Company, Parent, a Subsidiary or a Joint Venture as an employee or consultant. For purposes of this Agreement, “Termination of Consultancy” shall mean the time when the engagement of a Management Stockholder as a consultant to the Company, Parent, any Subsidiary or Joint Venture is terminated for any reason, with or without Cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding terminations where there is simultaneous reemployment by the Company or one of its Subsidiaries as an employee or consultant. For purposes of this Agreement, “Termination of Directorship” shall mean the time when a Management Stockholder ceases to be a member of the Board of Directors of the Company or one of its Subsidiaries (“Director”) for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where there is simultaneous employment by the Company or one of its Subsidiaries as an employee or consultant. “Cause” shall mean the Management Stockholder’s (i) willful misconduct, (ii) willfully engaging in conduct which could reasonably result in a conviction of a felony or a crime against the Company or conduct involving substance abuse, fraud or moral turpitude, or which would materially compromise the Company’s reputation or the Management Stockholder’s ability to perform his or her duties, as determined by the Company, or (iii) unreasonable refusal to perform his or her duties and responsibilities in any material respect, after receipt of written notice specifying in reasonable detail the duties and responsibilities not being performed. Cause as defined above shall be determined in good faith by the Board of Directors or Compensation Committee in its sole and exclusive discretion. Notwithstanding the foregoing, if a Management Stockholder is a party to an employment agreement with the Company or any of its affiliates (or other agreement with the Company or any affiliate defining “cause” for this purpose), then “Cause” shall have the meaning defined in the applicable agreement of the Management Stockholder. “Disability” shall have the meaning given such term in Section 22(e) of the Internal Revenue Code of 1986, as amended, or, if the Management Stockholder is a party to a written employment agreement with the Company or any of its Subsidiaries, then as such term is defined in the applicable agreement of the Management Stockholder. “Good Reason” shall mean, resignation or other voluntary termination of employment by a Management Stockholder (i) within the two week period immediately following a permanent material reduction of the Management Stockholder’s duties and responsibilities or a permanent change in the Management Stockholder’s duties and responsibilities such that the Management Stockholder’s duties and responsibilities are materially inconsistent with the type of duties and responsibilities of the Management Stockholder in effect immediately prior to such reduction or change, (ii) following a material reduction in the Management Stockholder’s compensation or employee benefits if such reduction results in the Management Stockholder receiving compensation and benefits which are, in the aggregate, materially less than the compensation and benefits then currently received by the Management Stockholder (other than reductions of compensation or benefits applicable to management employees of the Company in general), or (iii) in connection with a relocation by the Company without Management Stockholder’s consent of Management Stockholder’s principal location of employment by more than fifty (50) miles, or if the

Management Stockholder is a party to a written employment agreement with the Company or any of its Subsidiaries, then as such term is defined in the applicable agreement of such Management Stockholder. The committee appointed to administer the Equity Plan (the “Compensation Committee”) or the Board of Directors shall determine the effect of all matters and questions relating to Termination of Employment, Termination of Consultancy or Termination of Directorship.

(d)    The repurchase of Restricted Securities pursuant to the exercise of a Call Right shall take place on the later of (i) the date specified by the Company which shall in no event be later than sixty (60) days following the date of the Call Notice and (ii) the date falling not more than ten (10) days following the receipt by the Company of all necessary governmental approvals relating thereto. On such date, the Management Stockholder shall transfer the Restricted Securities subject to the Call Notice to the Company or its designee, free and clear of all liens and encumbrances (other than those applied to the Company or its affiliates), by delivering to the Company the certificates representing the Restricted Securities to be purchased, duly endorsed for transfer to the Company or its designee or accompanied by a stock power duly executed in blank, and the Company or its designee shall pay to the Management Stockholder the Repurchase Price. The Company and the Management Stockholder each shall use his, her or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Repurchase Price of the Restricted Securities at the earliest practicable date.

(e)    (i)    In the case of any transfer of title or beneficial ownership of Restricted Securities upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Management Stockholder including a transfer under a testamentary instrument (each, an “Involuntary Transfer”), the Management Stockholder shall promptly (but in no event later than two (2) business days after the Involuntary Transfer) furnish written notice (the “Involuntary Transfer Notice”) to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom the shares were transferred (the “Involuntary Transferee”), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

(ii)    Upon the receipt of the Involuntary Transfer Notice, and for sixty (60) days thereafter, the Company shall have the right to elect to repurchase or to cause its designee to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Restricted Securities acquired by the Involuntary Transferee for a repurchase price equal to the Fair Market Value of such Restricted Securities as of the date of the Involuntary Transfer (the “Involuntary Transfer Repurchase Price” and such right, the “Involuntary Transfer Repurchase Right”). The Involuntary Transfer Repurchase Right shall be exercised by written notice (the “Involuntary Transfer Repurchase Notice”) to the Involuntary Transferee given in accordance with Section 8(g) of this Agreement on or prior to the last date on which the Involuntary Transfer Repurchase Right may be exercised by the Company.

(iii)    The repurchase of Restricted Securities pursuant to the exercise of the Involuntary Transfer Repurchase Right shall take place on the later of (i) the date specified by the Company which shall in no event be later than sixty (60) days following the date of the Involuntary Transfer Repurchase Notice, and (ii) within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, the Involuntary Transferee shall transfer the Restricted Securities subject to the Involuntary Transfer Repurchase Notice to the Company or its designee, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Securities to be purchased, duly endorsed for transfer to the Company or its designee or accompanied by a stock power duly executed in blank, and the Company or its designee shall pay to the Involuntary Transferee the Involuntary Transfer Repurchase Price. The Company and the Involuntary Transferee each shall use his, her or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Involuntary Transfer Repurchase Price of the Restricted Securities at the earliest practicable date.

(f)    The Fair Market Value of the Restricted Securities shall be determined by the Board of Directors as follows:

(i)    if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended), each Restricted Security to be repurchased shall be valued at the average closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, on the twenty (20) trading days immediately preceding such date;

(ii)    if the Common Stock is not traded on a National Securities Exchange but is quoted on the NASDAQ Stock Market or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each Restricted Security to be repurchased shall be valued at the average of the last sales price on each of the twenty (20) trading days immediately preceding such date as reported by the NASDAQ Stock Market or such successor quotation system; or

(iii)    if the Common Stock is not publicly traded on a National Securities Exchange and is not quoted on the NASDAQ Stock Market or a successor quotation system, the Fair Market Value of the Restricted Securities to be repurchased shall be determined in good faith by the Compensation Committee or the Board of Directors without applying discounts for lack of marketability and minority holdings.

Section 3.    Bring-Along Rights.

(a) If any Tenaska Stockholder at any time, or from time to time, proposes to Transfer shares of Common Stock and/or shares of preferred stock convertible into Common Stock in one, or a series of related, arm’s length transactions to Persons who are bona fide third party purchasers (each, a “Third Party Purchaser”) that is not an Affiliate of the Tenaska Stockholder, then the Tenaska Stockholder(s) shall have the right (a “Bring-Along Right”), but not the obligation, to require each Management Stockholder to tender for purchase to the Third Party Purchaser, on the same terms and conditions as apply to the selling Tenaska Stockholder(s), a number of Restricted Securities (and any Equity Plan Shares that would otherwise be deliverable in connection with Vested Awards in such transaction) that, in the aggregate, equal the number derived by multiplying (1) the total number of Restricted Securities owned by the Management Stockholder (including Equity Plan Shares issuable in respect of all Vested Awards by the Management Stockholder whether or not exercised and including any SARs and RSUs that vest as a result of the consummation of the Transfer to the Third Party Purchaser); by (2) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by the Tenaska Stockholder(s) in connection with the transaction or series of related transactions and the denominator of which is the total number of the then outstanding shares of Common Stock (including all shares of preferred stock, measured on an as-if converted basis) held by all Tenaska Stockholder(s).

(b)    If any Tenaska Stockholder elects to exercise its Bring-Along Right under this Section 3 with respect to the Restricted Securities held by the Management Stockholders, such Tenaska Stockholder(s) shall notify each Management Stockholder in writing of such election (collectively, the “Bring-Along Notices”). Each Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of shares of Common Stock and/or shares of preferred stock convertible into Common Stock proposed to be sold by the Tenaska Stockholder to the Third Party Purchaser(s); (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”) and (iii) the number of Restricted Securities and Equity Plan Shares pursuant to Vested Awards otherwise deliverable upon the transaction that the Management Stockholder shall sell in the Transfer. The Bring-Along Notices shall be given at least seven (7) business days before the closing of the proposed Transfer.

(c)    Upon the giving of a Bring-Along Notice, each Management Stockholder shall be obligated to sell the number of Restricted Securities set forth in each Management Stockholder’s Bring-Along Notice on the Third Party Terms.

(d)    At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 3, the Third Party Purchaser(s) shall remit to the Management Stockholder the consideration for the Restricted Securities held by the Management Stockholder sold pursuant hereto minus any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and minus the aggregate exercise price of any Vested Awards being Transferred by the Management Stockholder to the Third Party Purchaser(s), against delivery by the Management Stockholder of certificates for Restricted Securities, duly endorsed for Transfer or with duly executed stock powers and an instrument evidencing the transfer or the cancellation of the Vested Awards subject to the Bring-Along Right (in each case, in a form reasonably acceptable to the Company and the Tenaska Stockholder), and the compliance by the Management Stockholder with any other conditions to closing generally applicable to the Tenaska Stockholder(s) and all other holders of Common Stock (and/or shares of preferred stock convertible into Common Stock) selling shares in the transaction. The foregoing notwithstanding in connection with any Transfer, a Management Stockholder shall not be required to make any representations or warranties other than reasonable and customary representations or warranties (i) regarding his or her ownership of and title to his or her Restricted Securities, and (ii) typically made by Management and offers in similar transactions.

Section 4.    Tag-Along Rights.

(a)    In the event that, the Tenaska Stockholders propose to Transfer shares of Common Stock (or shares of preferred stock convertible into Common Stock) to a Third Party Purchaser (a “Tag-Along Transfer”), then each Management Stockholder shall have the right (the “Tag-Along Right”) to require that the proposed Third Party Purchaser purchase from such Management Stockholder up to the number of whole Restricted Securities (including any Restricted Securities issuable upon the exercise of Vested Awards or any RSUs or SARs that vest as a result of the consummation of the Transfer to the Third Party Purchaser) equal to the number derived by multiplying (x) the total number of shares of Common Stock (and/or shares of preferred stock convertible into Common Stock, measured on an as-if converted basis) that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of Restricted Securities (including any Restricted Securities issuable upon exercise of Vested Awards (including SARs and RSUs that vest as a result of the consummation of the Transfer to the Third Party Purchaser)) owned by the Management Stockholder, and the denominator of which is the aggregate number of shares of Common Stock and preferred stock convertible into Common Stock (measured on an as-if converted basis) owned by all Tenaska Stockholders, the Management Stockholder and all other holders of Common Stock and/or preferred stock convertible into Common Stock that have exercised a Tag-Along Right similar to the rights granted to the Management Stockholder in this Section 4 (including any Restricted Securities issuable upon exercise of all Vested Awards (including RSUs and SARs that vest as a result of the consummation of the Transfer to the Third Party Purchaser)). The intent of this computation is to accord to the Management Stockholder the right to sell the same percentage of its holdings of Common Stock as the Tenaska Stockholders are entitled to sell in such a transaction (including shares of preferred stock convertible into Common Stock, measured on an as-if converted basis). Any Restricted Securities purchased from the Management Stockholder pursuant to this Section 4(a) shall be purchased upon the same terms and conditions as such proposed Transfer by the selling Tenaska Stockholder(s).

(b)    A Tenaska Stockholder shall notify each Management Stockholder in writing in the event such Tenaska Stockholder proposes to make a Tag-Along Transfer at least seven (7) business days prior to the date on which such Tenaska Stockholder expects to consummate such Transfer (the “Sale Notice”), which notice shall specify the number of shares of Common Stock and/or preferred stock convertible into Common Stock that the Third Party Purchaser intends to purchase in such Transfer. The Tag-Along Right may be exercised by any Management Stockholder by delivery of a written notice to the Tenaska Stockholders proposing to sell Restricted Securities (the “Tag-Along Notice”) within seven (7) business days following receipt of the Sale Notice from such Tenaska Stockholder(s). The Tag-Along Notice shall state the number of Restricted Securities that the Management Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above). In the event that the proposed Third Party Purchaser does not purchase the specified number of Restricted Securities from the Management Stockholder on the same terms and conditions as specified in the Sale Notice, then the Tenaska Stockholder(s) shall not be permitted to sell any shares of Common Stock or preferred stock convertible into Common Stock to the proposed Third Party Purchaser unless the Tenaska Stockholder(s) purchase from the

Management Stockholder such specified number of Restricted Securities on the same terms and conditions as specified in such Sale Notice.

(c)    At the closing of the Tag-Along Transfer, the Third Party Purchaser (or the Tenaska Stockholder in the event that the Third Party Purchaser does not purchase the specified number of Restricted Securities as contemplated in Section 4(b) above) shall remit to each Management Stockholder who exercised his Tag-Along Right the consideration for the total sales price of the Restricted Securities held by such Management Stockholder sold pursuant hereto and minus any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, against delivery by such Management Stockholder of certificates for such Restricted Securities, duly endorsed for Transfer or with duly executed stock powers subject to the Tag-Along Right reasonably acceptable to the Company, and the compliance by such Management Stockholder with any other conditions to closing generally applicable to the Tenaska Stockholder(s) and all other holders of Common Stock or preferred stock selling shares in such transaction.

(d)    For the purpose hereof, “Company Sale” shall mean (i) the consummation of any transaction or series of transactions pursuant to which any Person or group of Persons (other than Tenaska Stockholders, its Affiliates or any transferee as a result of any liquidation or dissolution of any Tenaska Stockholder) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly of fifty-percent (50%) or more of the Company’s capital entitled to vote in the election of the members of the Board of Directors of the Company or its successor(s); (ii) the consummation of any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the Tenaska Stockholder holds more than fifty-percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger, or (ii) the sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole. Notwithstanding the foregoing, no Company Sale will occur by Reason of the Company’s contribution of assets to a Joint Venture.

Section 5.    Cooperation.

(a)    In the event that (i) the Board of Directors approves any transaction that constitutes a Tag-Along Transfer or (ii) one or more Tenaska Stockholders notify the Management Stockholders that one or more Tenaska Stockholders intends to exercise its rights set forth in Section 3 hereof, each Management Stockholder shall consent to and raise no objections against the transaction, and if the transaction is structured as a sale of stock, each Management Stockholder shall take all commercially reasonable and customary actions that the Board of Directors and the Tenaska Stockholders request in connection with the consummation of the transaction. Without limiting the generality of the foregoing, each Management Stockholder agrees to (i) consent to and raise no objections against the transaction; (ii) execute any purchase agreement, merger agreement or other agreement entered into with the Third Party Purchaser with respect to the transaction setting forth the Third Party Terms (provided, that escrow or hold back in such transaction is pro rata among all sellers of shares in accordance with the number of shares sold by each of them) and any commercially reasonable and customary ancillary agreement with respect to any Company Sale; (iii) vote the shares held by the

Management Stockholder in favor of the transaction; and (iv) refrain from the exercise of dissenters’ appraisal rights with respect to his or her Restricted Securities; provided that a Management Stockholder shall not be required to make representations or warranties other than reasonable and customary representations or warranties (x) regarding his or her ownership of and title to his or her Restricted Securities and (y) made by management and officers in similar transactions.

(b)    If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Act, may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), each Management Stockholder shall, if requested by the Company, appoint a “purchaser representative” (as defined in Rule 501 of the Act) reasonably acceptable to the Company. If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if any Management Stockholder appoints another purchaser representative, the Management Stockholder shall be responsible for the fees of the purchaser representative so appointed.

(c)    Each Management Stockholder shall bear its pro-rata share of the costs of any transaction in which it sells Restricted Securities (based upon the number of shares of Common Stock and Vested Awards held by the Management Stockholder that are sold in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock (including preferred stock convertible into Common Stock) and Vested Awards and are not otherwise paid by the Company or the acquiring party; provided, however, a Management Stockholder shall not be responsible for (i) any such costs that exceed the gross proceeds received by such Management Stockholder in such transaction or (ii) the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller’s (A) ownership of and title to shares of Common Stock, (B) organization, (C) authority and (D) conflicts and consents.

(d)    Each Management Stockholder hereby agrees that if so requested by the Company (or any successor thereto) or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Management Stockholder shall not sell or otherwise transfer any Restricted Securities or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Section 6.    Confidentiality Provisions.

Each Management Stockholder acknowledges, represents, and agrees that: (i) the Company’s financial statements and any other Confidential Information (as defined below) that the Company may, in its sole discretion, furnish to the Management Stockholders may contain confidential, proprietary, and material nonpublic information about the Company; (ii) he or she shall keep the Confidential Information and all information therein secret and confidential; (iii) he or she shall hold the same in accordance with his or her customary procedures, if any, for handling confidential information acquired in an employment or consulting arrangement or in connection with his or her investments; (iv) he or she shall not disclose the Confidential Information to anyone except (A) to Affiliates (that do not compete with, or engage in any of the same businesses as, the Company), officers, directors, employees, agents or advisors, who are directly involved in the administration of his or her stockholding in the Company, all of whom must be advised of and agree to adhere to the terms of this Section 6, (B) as required by law, (C) as requested or required by law or any provincial, state, federal, national or foreign authority or examiner, or (D) to the extent necessary to enforce his or her rights hereunder; (v) he or she may be responsible for any breach of the terms of this Section 6 committed by anyone, other than a Company employee, officer, director or agent, to whom he or she disclosed the Confidential Information; (vi) he or she shall not use the Confidential Information or any information therein for any purpose other than for appropriate purposes in connection with his or her employment or consulting relationship with the Company, if any, and his or her stockholding in the Company; and (vii) in the event of any breach of the terms of this Section 6, the Company shall be entitled to specific performance and/or injunctive relief (without bond) as a remedy for any such breach, in addition to all other remedies available at law or in equity. The prevailing party shall be entitled to reimbursement of all reasonable legal fees and litigation expenses incurred in enforcing or defending the terms of this Section 6. For purposes of this Agreement, the term “Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing which gives the Company competitive advantage and which the Company has taken reasonable steps to protect relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group, and the term “Restricted Group” shall mean, collectively, the Company, its Subsidiaries, the Tenaska Stockholders, the members and partners of the Tenaska Stockholders and each Affiliate of any of the foregoing. Notwithstanding the foregoing, “Confidential Information” shall not include information that is or has become part of the public domain other than as a result of a disclosure by a Management Stockholder in breach of this Section 6 or any other obligation of confidentiality.

Section 7.    Termination. This Agreement shall terminate on the complete liquidation of the Company, an initial public offering of the Company’s shares or a Company Sale, or the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets.

Section 8.    Miscellaneous.

(a)    Legends. Each certificate representing the Restricted Securities shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF DECEMBER 12, 2007. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)    Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Restricted Securities and shall also apply to any Restricted Securities acquired by any Management Stockholder after the date hereof.

(c)    Management Stockholder Representation. The Management Stockholder hereby represents that the Management Stockholder’s execution of this Agreement and participation in the Equity Plan is voluntary and the Management Stockholder has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of employment or continued employment with the Company or any of its Subsidiaries.

(d)    Specific Performance, Etc. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of the Party’s rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

(f)    Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(g)    Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

(i)	If to any Tenaska Stockholder:

Tenaska Power Fund LP

1044 North 115th Street, Suite 400

Omaha, Nebraska 68154-4446

Attn: Controller

Facsimile: 402-691-9727

with a mandatory copy to:

Latham & Watkins LLP

555 Eleventh Street, N.W.

Suite 1000

Washington, D.C. 20004

Attention: John Sachs

Facsimile: 202-637-2201

(ii) If to a Management Stockholder, to the address set forth on the Management Stockholder’s signature page hereto.

(h)    Recapitalization, Exchange, Etc. Affecting the Company’s Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock, Vested Awards, and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and Vested Awards and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(i)    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(k) Amendment. This Agreement may be amended by resolution of the Board of Directors; provided, however, that any amendment that materially adversely effects any Management Stockholder shall not be effective against such Management Stockholder unless consented to by him or her. At any time hereafter, additional Management Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

(l) Tax Withholding. The Company or any Subsidiary, as applicable, shall be entitled to require payment in cash or deduction from other compensation payable to any Management Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Restricted Share or any option to purchase Restricted Securities.

(m) No Additional Rights. Nothing contained in this Agreement (i) obligates the Company or any Affiliate of the Company to employ any Management Stockholder in any capacity whatsoever; (ii) confers upon any Management Stockholder the right to continue to serve as a Director; (iii) prohibits or restricts the Company or any Affiliate of the Company from terminating the employment, if any, of any Management Stockholder at any time or for any reason whatsoever, with or without cause; (iv) prohibits or restricts the Company or any Affiliate from terminating a Consultant’s service at any time for any reason with or without cause, except to the extent expressly provided otherwise in writing; or (v) restricts in any way the rights of the stockholders of the Company or any of its Subsidiaries, to remove any Management Stockholder as a Director at any time for any reason whatsoever. Each Management Stockholder hereby acknowledges and agrees that neither the Company, any of its Subsidiaries nor any other person has made any representations or promises whatsoever concerning his or her employment, consultancy or directorship, or continued employment or consultancy by the Company or any Affiliate of the Company, except pursuant to any employment agreement by and between the Management Stockholder and the Company or any Affiliate of the Company in effect from time to time for so long as this Agreement remains in effect.

(n) Offsets. The Company shall be permitted to offset and reduce from any amounts payable to a Management Stockholder the amount of any indebtedness or other obligation or payment owing to the Company by the Management Stockholder. The Company shall provide the Management Stockholder a detailed statement of the basis for any amount withheld signed by an officer of the Company.

(o) Entire Agreement. This writing constitutes the entire agreement of the Parties with respect to the subject matter hereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

InfrastruX Holdings, LLC,
a Delaware limited liability company

By:	TPF Power, Inc., a Delaware corporation
Its:	Manager

By:	/s/ Paul G. Smith
Name: Paul G. Smith
Title: President & CEO

INFRASTRUX GROUP, INC.

By:	/s/ Michael T. Lennon
Name: Michael T. Lennon
Title: President & CEO